EXHIBIT 10(b)

AGREEMENT

This Agreement (this “Agreement”), dated as of July 19, 2002, is made by and among Overseas Capital Co., a Delaware corporation, having an address at 2050 Marconi Drive, Suite 300, Alpharetta, Georgia 30005 (“Overseas”) and Copley Place Corp., Inc., a Delaware corporation, having an address at 2050 Marconi Drive, Suite 300, Alpharetta, Georgia 30005 (“Copley”, collectively with Overseas, hereinafter referred to as “Seller”), and Simon Property Group, L.P. a Delaware limited partnership, having an address at National City Center, P. O. Box 7033, Indianapolis, Indiana 46207 (“Purchaser”).

ARTICLE I
RECITALS

1.1    The LLC.    Copley Place Associates, LLC (the “LLC”) is a Delaware limited liability company created pursuant to that certain “Second Amended and Restated Limited Liability Company Agreement of Copley Associates, LLC, dated July 30, 1997 (as amended by that certain First Amendment to Second Amended and Restated Limited Liability Company Agreement dated August 1, 1997, and as further amended by that certain letter agreement dated November 28, 2001; as so amended, the “LLC Agreement”), among Overseas, Copley and Urban Shopping Centers, L.P., an Illinois limited partnership (“Urban”).

1.2    Real Property and Personal Property.    The LLC (i) owns and holds a leasehold interest to certain land (the “Land”) pursuant to a ground lease, together with title to all improvements, buildings and structures located thereon and all fixtures and equipment (including, without limitation, all of the following (other than the property of tenants under Leases (as hereinafter defined) or of public or private utilities): plumbing, electrical, mechanical, elevator, communication, heating, air conditioning and ventilating components, lines and systems and boilers and each and every other type of physical improvement located at, on or affixed to such land to the full extent such items constitute realty under the laws of the Commonwealth of Massachusetts (collectively, the “Improvements”), commonly known as Copley Place, Boston, Massachusetts (collectively, the “Real Property”); provided, however, that the Real Property does not include the Copley Marriott Hotel or the Copley Westin Hotel but does include the Dartmouth Street Garage and (ii) (a) obtained certain governmental permits and approvals, (b) obtained certain contractual rights and other intangible assets, (c) is landlord under each of the Leases, and (iii) acquired certain other items of tangible personal property (collectively, the “Personal Property”). The Real Property and the Personal Property together with all appurtenances, rights and privileges pertaining thereto including, without limitation, all of the LLC’s right, title and interest in and to the rights of way, streets, alleys, easements, strips or gores of land adjacent thereto are collectively referred to as the “Property”.

1.3    Seller’s LLC Interest.    Overseas is the owner of a 65 2/3% “Percentage Interest” (as defined in the LLC Agreement) in the LLC and Copley is the owner of a 1% “Percentage Interest” in the LLC. Overseas’ Percentage Interest, Copley’s Percentage Interest, Overseas’ Capital Account (as defined in the LLC Agreement), Copley’s Capital Account, together with all of Seller’s right, title and interest in, to and under the LLC Agreement is hereinafter collectively referred to as the “Seller’s LLC Interest”.

1.4    Purchaser’s LLC Interest.    Purchaser and/or its Affiliate own and/or control the remaining 33 1/3% Percentage Interest in the LLC and, as of the Closing Date, will become the Property Manager (as defined in the LLC Agreement) of the Property.

1.5    Purchase and Sale.    Seller desires to sell and Purchaser desires to purchase Seller’s LLC Interest upon the terms and covenants and subject to the conditions set forth herein.

ARTICLE II
PURCHASE AND SALE/ PURCHASE PRICE

2.1    Purchase Price.    In consideration of the covenants herein contained, Seller hereby agrees to sell and Purchaser hereby agrees to purchase Seller’s LLC Interest for a total purchase price (subject to apportionments) (the “Purchase Price”); equal to two-thirds of the net proceeds that would be received by the LLC if the Property were sold for Three Hundred Sixty Two Million and 00/100 Dollars ($362,000,000.00) after deducting the principal balance of the existing mortgage loan on the Property evidenced by the Loan Documents (as hereinafter defined) and any accrued interest on such loan and after effecting adjustments and prorations under Article IX hereof; provided, however, that whether or not the current loan from Metropolitan Life Insurance Company evidenced by the Loan Documents and secured by the Property is prepaid, the Purchase Price shall not be adjusted in any way due to any prepayment penalty or other fee, if any, due in connection with such prepayment or in connection with this transaction. The Purchase Price shall be delivered to Seller on the Closing Date as follows: Purchaser shall deliver or cause to be delivered to Seller the Purchase Price by bank wire transfer of immediately available funds to an account previously designated by Seller. The Purchase Price received by Seller at the Closing shall be adjusted to reflect prorations and other adjustments made pursuant to Article IX hereof.

2.2    No Unintended Assumption of Liabilities.    Except as expressly provided in this Agreement or in any document to be executed and delivered on the Closing Date, the Purchaser is not assuming any of the debts, liabilities or tax obligations of, or claims against, Seller of any kind or character, whether direct or contingent and whether known or unknown except to the extent arising and accruing in connection with the Property from and after the Closing Date. The only transactions contemplated by this Agreement are the sale and purchase of Seller’s LLC Interest. The parties hereto intend that the Purchaser shall not be deemed to be a successor of the Seller with respect to any of the Seller’s liabilities or obligations to third parties arising or accruing before the Closing Date. Nothing in this Section 2.2 is deemed to release Purchaser or the LLC from any of the LLC’s liabilities or obligations with respect to the Property arising or accruing prior to the Closing Date. The provisions of this Section 2.2 shall not increase or diminish Seller’s and Purchaser’s respective indemnification obligations under Article 11.

ARTICLE III
INTENTIONALLY OMITTED

ARTICLE IV
INTENTIONALLY OMITTED

ARTICLE V
PURCHASER’S DELIVERIES TO SELLER

5.1    Deliveries.    Purchaser shall, at or before the Closing, deliver or cause to be delivered to Seller each of the following:

5.1.1    Purchase Price.    The Purchase Price.

5.1.2    Assignment of Seller’s LLC Interest.    Four executed counterparts of the Assignment and Assumption of Limited Liability Company Interest (the “Assignment of Seller’s LLC Interest”) in the form of Exhibit A. Purchaser shall also deliver or cause to be delivered to Seller four executed counterparts of the Management Assignment.

5.1.3    Organizational Documents, Etc.    Copies of Purchaser’s organizational documents and operating agreement, partnership agreement or bylaws (as applicable) and all amendments thereto, together with Purchaser’s resolutions authorizing the transactions contemplated hereby and any other documents reasonably requested by Purchaser.

5.1.4    Required Items.    All other items or amounts required by the terms of this Agreement to be delivered at or prior to Closing by Purchaser or as may be reasonably required from Purchaser to consummate the purchase of the Seller’s LLC Interest as contemplated by this Agreement.

5.1.5    Opinion.    A favorable opinion of Purchaser’s counsel addressed to Seller confirming the matters set forth in Sections 13.2.1 and 13.2.2

ARTICLE VI
SELLER’S DELIVERIES TO PURCHASER

6.1    Delivery of Instruments and Documents.    Seller shall, at or before the Closing, deliver or cause to be delivered to Purchaser or Purchaser’s designee the following instruments and documents:

6.1.1    Assignment of Seller’s LLC Interest.    Four executed counterparts of the Assignment of Seller’s LLC Interest. Seller shall also deliver or cause to be delivered to Purchaser or Purchaser’s designee four executed counterparts of an assignment in the form of Exhibit B (the “Management Assignment”) of all of the right, title and interest of Seller and its affiliates in and to all management agreements with respect to the Property, and the right to all fees with respect to the period accruing from and after the Closing Date, which fees based on rent under the Leases shall be apportioned in a manner consistent with Article IX hereof.

6.1.2    Organizational Documents, Etc.    Copies of Seller’s organizational documents and operating agreement and all amendments thereto, together with Seller’s resolutions authorizing the transactions contemplated hereby.

6.1.3    Closing Certificate.    A certificate of Seller certifying that except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Seller’s LLC Interest, the LLC and/or the use, operation or value of the Property, the representations and warranties by Seller set forth in Section 13.1 are true and correct in all material respects as of the Closing Date except as modified by notice (in accordance with Section 13.1) due to an act permitted to be taken pursuant to this Agreement.

6.1.4    Opinion.    A favorable opinion from each of Seller’s in-house counsel and Hill & Barlow, each addressed to Purchaser (and its successors and assigns) confirming the matters set forth in Sections 13.1.1 through 13.1.5.

6.1.5    Property Specific Documents.    Except for the documents Purchaser has received as of the date hereof (which documents are more particularly set forth on the schedule of received documents delivered by Purchaser to Seller on May 10, 2002), all material documentation, correspondence and files related to the Property (including, without limitation, management rights), the LLC and/or Seller’s LLC Interest, as reasonably determined by David C. Gorst, in Seller’s possession or control and located in Atlanta, Georgia as of July 1, 2002; provided, however, that, notwithstanding the foregoing but subject to the immediately following sentence, Seller shall not be required to deliver any of the foregoing documents to the extent the same are proprietary to Seller. Seller acknowledges and agrees that any notices delivered by Seller to any third parties, other than Seller’s attorneys, consultants, accountants, and brokers, or any notices received by Seller from any such third parties, in each case, with respect to the Property (including, without limitation, management rights), the LLC and/or Seller’s LLC Interest shall not be deemed proprietary to Seller.

6.1.6    Required Items.    All other items or amounts required by the terms of this Agreement to be delivered at or prior to Closing by Seller or as may be reasonably required from Seller to consummate the sale of the Seller’s LLC Interest as contemplated by this Agreement.

ARTICLE VII
BROKERS AND ADVISORS

7.1    Brokers and Advisors.    Purchaser and Seller acknowledge and represent to one another that no investment banker, advisor or brokers have been involved in this transaction on behalf of either of them other than Goldman Sachs (“GS”). Seller shall pay all advisory fees or brokerage commissions due to GS. Seller agrees to indemnify and hold Purchaser harmless from and against all loss, liability or expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of any claim or claims by GS and any other investment banker, advisor, broker, finder or similar agent for commissions, fees or other compensation in connection with this transaction, which claims are based on dealings between Seller and such other investment banker, advisor, broker, finder or similar agent. Purchaser agrees to indemnify and hold Seller harmless from and against all loss, liability or expenses (including, without limitation, reasonable attorneys fees and disbursements) arising out of any claim or claims by any investment banker, advisor, broker, finder or similar agent (excluding GS) for commissions, fees or other compensation in connection with this transaction, which claims are based on dealings between Purchaser and such other investment banker, advisor, broker, finder or similar agent. This Section shall survive the Closing or any termination of this Agreement.

ARTICLE VIII
THE CLOSING

8.1    Date and Manner of Closing.    The closing of the transactions contemplated herein (the “Closing”) shall occur at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York on July 19, 2002 (the “Closing Date”). At the Closing all funds and instruments required to be delivered pursuant to Articles V and VI shall be or shall have been so delivered.

ARTICLE IX
PRORATION, FEES, COSTS AND ADJUSTMENTS

9.1    Prorations.    Subject to the terms of this Section 9.1, at or prior to the Closing, the parties shall prorate, as of 11:59 p.m. on the date immediately preceding the Closing Date (the “Prorations Time”), all income and expenses with respect to the Property and payable to or by the LLC, including, without limitation: (i) all real property taxes on the basis of the fiscal period for which assessed (if the Closing shall occur before the tax rate is fixed, the apportionment of taxes shall be based on the tax rate for the preceding period applied to the latest assessed valuation); (ii) rents and other tenant payments and tenant reimbursement, if any, received under the Leases; (iii) charges for water, sewer, electricity, gas, fuel, steam, vault taxes and other utility charges (other than those charges required to be paid directly to the utility company by Tenant) all of which shall be read promptly before the Closing; (iv) periodic fees for licenses, permits or other authorizations with respect to the Property; and (v) all other items customarily prorated in connection with transactions of the type contemplated by this Agreement. A further proration shall be made between the parties when the tax bill for the tax year in which the Closing occurs becomes available. In conjunction with such prorations, Seller will assign to Purchaser its share of all utility deposits which are assignable (and Seller shall be credited with such amounts). In connection with the calculation of the Purchase Price under Section 2.1 hereof, it is anticipated that the items prorated hereunder will be adjusted on an aggregate basis against the net proceeds of the hypothetical sale of the Property for $362,000,000. Accordingly, for purposes of adjusting the Purchase Price between Purchaser, in its capacity as purchaser of Seller’s LLC Interest, and Seller, in its capacity as seller of Seller’s LLC Interest, the Seller shall bear 66 2/3% of the amounts debited hereunder, and shall receive 66 2/3% of the amounts credited hereunder, for the items of income and expenses prorated or adjusted hereunder for periods on or before the Proration Time, and Purchaser shall bear 66 2/3% of the amount debited hereunder, and shall receive 66 2/3% of the amounts credited hereunder for the items of income and expense prorated or adjusted hereunder for periods after the Prorations Time.

9.1.1    Leasing Costs.    Purchaser shall receive a credit against the Purchase Price in the amount of 66 2/3% of any unpaid tenant inducements (including, but not limited to, tenant allowances, free rent, rent concessions and landlord construction costs) due in the 2002 calendar year which were contracted for prior to April 15, 2002 but which remain unpaid as of the Closing Date.

9.1.2    Net Equity Adjustment.    “Net Equity Amount” means the sum, as of the Prorations Time, of all LLC cash, short-term investments, other cash equivalents (including deposits), prepaid expenses with respect to the items customarily prorated in sales of shopping centers, other items comprising working capital and any other assets and property which are not included in the Property and which are customarily prorated in sales of shopping centers, minus amounts accrued but unpaid on existing contracts which are customarily prorated in sales of shopping centers. An amount equal to 66 2/3% of the Net Equity Amount shall be added to the Purchase Price as a Net Equity Adjustment if the Net Equity Amount is a positive number or deducted from the Purchaser Price as a Net Equity Adjustment if the Net Equity Amount is a negative number.

9.1.3    Rent.    Basic rents, percentage rents, parking revenue, license fees and any and all other revenues of the LLC and payments or reimbursements for taxes, utilities and operating expenses and all other charges or reimbursables and so-called CAM charges as and when collected under the Leases including without limitation charges for any special services provided to any Tenant, overtime HVAC or special cleaning (collectively, the “Rents”) shall be prorated. All Rents collected after the Closing under the Leases shall be applied, on a Lease by Lease basis, first, to satisfy obligations attributable to the payment period in which the Closing occurs, second, for Rent up to one (1) month in arrears, third, in payment of all current Rents due and payable for the period after the Closing, fourth, after Rents for all current periods have been satisfied in full, to payment of all other Rents in arrears for the periods prior to the month of and month before the month in which the Closing occurs. If at the time of Closing (as reflected in a Schedule to be delivered or caused to be delivered by Purchaser at Closing of all amounts due and payable by any Tenant for the period prior to Closing but uncollected as of Closing, whether or not past due) or thereafter there are Rents owed by Tenants for arrears, then Purchaser will make commercially reasonable efforts, without suit, to collect (or cause the LLC to collect) the same 66 2/3% of which, net of 66 2/3% of reasonable collection expenses, shall be for the account of Seller) and Seller’s share of any such Rents, if received, will be remitted by Purchaser (or Purchaser will cause the LLC to remit) to Seller within 15 days of receipt. Seller expressly agrees that if Seller receives any Rents directly from Tenants after the Closing Date, Seller shall remit same to the LLC within 15 days after receipt thereof and Purchaser shall deliver to Seller (or shall cause the LLC to deliver to Seller) the amount thereof, if any, to which Seller is entitled pursuant to the terms hereof within 15 days after receipt thereof. An amount equal to 66 2/3% of all prepaid Rents and charges as of the Closing for the period following the Closing shall be deducted from the Purchase Price. Rents in the nature of percentage rents for all Leases for the current lease year under each Lease shall be apportioned between Seller and Purchaser as follows: The Schedule of Rents (which shall be delivered by Purchaser to Seller with the closing statement) shall include budgeted percentage rents for all Leases for the current lease year under each Lease, which budgeted amounts shall be apportioned between Seller and Purchaser at the Closing in accordance herewith. Seller shall receive as an addition to the Purchaser Price, calculated on a Lease by Lease basis, 66 2/3% of a fraction of the percentage rent for the current lease year for each Lease which includes the Prorations Time under the particular Lease, the numerator of which fraction equals the number of Lease year days through the Prorations Time and the denominator of which fraction equals 365. If and to the extent payments on account of percentage rent under any Lease have been paid prior to the Prorations Time and/or have been the subject of apportionments based on budgeted amounts in the Schedule of Rents, then Seller shall be entitled to an addition to the Purchase Price equal to 66 2/3% of the amount by which such fractions of the percentage rent finally ascertained exceeds such prepaid and/or budgeted amount or Purchaser shall be entitled to a rebate or reduction in the Purchase Price equal to 66 2/3% of the amount by which such fraction of the percentage rent finally ascertained is less than such prepaid and/or budgeted amount, all to the end that when percentage rents are finally ascertained under the Leases the correct amounts shall be credited to each of the parties hereunder.

9.1.4    Closing Statement.    The prorations statement prepared by Purchaser and approved by Seller is attached hereto as Exhibit C. Any errors in the calculation of apportionments shall be corrected or adjusted as soon as practicable (but not more often than monthly) after the Closing Date. If it is impracticable to apportion certain items hereunder on the Closing Date, such items shall be apportioned and paid as soon as practicable thereafter. Purchaser agrees to take all commercially reasonable actions after Closing in a timely manner in order to make the adjustments and prorations provided for hereunder, including, without limitation, billings to Tenants. The provisions of this Section 9.1 shall survive Closing until July 31, 2003 (the “Outside Prorations Date”) and the parties hereto acknowledge and agree that, notwithstanding anything to the contrary contained in this Agreement, neither party shall have any rights or obligations with respect to Section 9.1 from and after the Outside Prorations Date.

9.2    Seller’s Closing Costs.    Seller shall pay (i) one-half ( 1/2) of any transfer taxes required in connection with the sale of Seller’s LLC Interest, if any, in the amount required by Massachusetts law, (ii) one-half ( 1/2) of all recording fees, (iii) one-half ( 1/2) of (a) any title insurance premiums required to be paid in order to obtain an owner’s policy of title insurance with respect to Seller’s LLC Interest, (b) costs associated with any endorsements to such title policy and (c) all other title charges with respect to Seller’s LLC Interest, (iv) one-half ( 1/2) of any fees for searches done with respect to Seller’s LLC Interests, (v) Seller’s own attorneys’ fees and (vi) any brokerage or investment banking fee payable to GS; provided, however, that, with respect to items (i) through (iv) above, Seller’s costs shall in no event exceed Seventy Five Thousand and 00/100 Dollars ($75,000.00).

9.3    Purchaser’s Closing Costs.    Purchaser shall pay (i) one-half ( 1/2) of any transfer taxes required in connection with the sale of Seller’s LLC Interest, if any, in the amount required by Massachusetts law (ii) one-half ( 1/2) of all recording fees, (iii) one-half ( 1/2) of (a) any title insurance premiums required to be paid in order to obtain an owner’s policy of title insurance with respect to Seller’s LLC Interest, (b) costs associated with any endorsements to such title policy and (c) all other title charges with respect to Seller’s LLC Interest, (iv) one-half ( 1/2) of any fees for searches done with respect to Seller’s LLC Interests, (v) Purchaser’s due diligence expenses, including all professional fees, and (vi) Purchaser’s own attorneys’ fees; provided, however, that, with respect to items (i) through (iv) above, Purchaser agrees that it shall also be responsible for any and all of Seller’s costs therefor in excess of Seventy Five Thousand and 00/100 Dollars ($75,000.00).

9.4    Treatment of Transaction for Tax Purposes.    Purchaser and Seller agree not to report the transactions contemplated by this Agreement as being subject to any real estate transfer or similar tax. Purchaser shall indemnify Seller against any Massachusetts transfer or similar tax which is imposed on the sale of real property or interest therein by the Commonwealth of Massachusetts in connection with the transactions contemplated by this Agreement in excess of the difference between $75,000 and all amounts paid by Seller pursuant to clauses (i) through (iv) of Section 9.2, and Seller shall indemnify the Purchaser for the difference between the first $75,000 of any such tax and all amounts paid by Seller pursuant to clauses (i) through (iv) of Section 9.2. Purchaser and Seller shall give prompt notice to the other of all communications regarding such transfer tax with any taxing authority. Purchaser shall have the sole authority to resolve any and all disputes regarding the obligations as to such tax.

ARTICLE X
INTENTIONALLY OMITTED

ARTICLE XI
INDEMNITY

11.1    Indemnification by Seller.    Seller agrees to indemnify, hold harmless and defend Purchaser from and against:

11.1.1    subject to Articles 12 and 13, any loss, liabilities, costs or expenses suffered or incurred by Purchaser because any representation or warranty made by Seller in this Agreement, or in any documents furnished by Seller to the Purchaser in connection with the transactions contemplated in this Agreement, shall be materially false or untrue; provided, however, only to the extent the same is discovered by Purchaser after the Closing;

11.1.2    any loss, liabilities, costs or expenses suffered or incurred by Purchaser or any of its Affiliates in respect of that certain Guaranty Agreement, dated as of July 30, 1997 (the “Recourse Carve-Out Guaranty”), entered into by Overseas Partners Capital

Corp. in favor of Metropolitan Life Insurance Company with respect to the loan secured by a mortgage on the Property, in each case, only to the extent the same (a) resulted from any act or omission of Seller or its Affiliates and (b) arose or accrued prior to the Closing Date;

11.1.3    any claims, liabilities, costs and expenses arising on account of any items which are prorated or credited hereunder and which claims, liabilities, costs or expenses accrue or which are based on events which occurred prior to the Prorations Time; and

11.1.4    all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment instituted by a third party or by the Purchaser against Seller or a third party incident to any of the matters indemnified against in this subsection.

11.2    Indemnification by Purchaser.    Purchaser agrees to indemnify, hold harmless and defend Seller from and against:

11.2.1    subject to Articles 12 and 13, any loss, liabilities, costs or expenses suffered or incurred by Seller because any representation or warranty made by the Purchaser in this Agreement or in any document furnished by Purchaser to the Seller in connection with the transactions contemplated in this Agreement, shall be materially false or untrue; provided, however, only to the extent the same is discovered by Seller after the Closing;

11.2.2    any loss, liabilities, costs or expenses suffered or incurred by Seller or any of its Affiliates in respect of the Recourse Carve-Out Guaranty, in each case, only to the extent the same arises and accrues from and after the Closing Date;

11.2.3    any claims, liabilities, costs or expenses arising on account of any items which are prorated or credited hereunder and which claims, liabilities accrue or which are based on events which occurred on or after the Prorations Time; and

11.2.4    all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Seller in connection with any action, suit, proceeding, demand, assessment or judgment instituted by a third party or by the Seller against a third party incident to any of the matter indemnified against in this subsection

11.3    Procedure for obtaining Indemnification.    If any action, suit or proceeding is commenced, or if any claim, demand or assessment is asserted in respect of which a party is indemnified hereunder or under any agreement or document delivered pursuant hereto, the indemnified party shall give notice thereof to the indemnifying party and the indemnifying party shall be entitled to control the defense, compromise or settlement thereof, at its own cost and expense, with counsel reasonably satisfactory to the indemnified party, and the indemnified party shall cooperate fully and make available to the indemnifying party such information under its control or in its possession relating thereto and may, at its own cost and expense, participate in such defense.

11.4    Survival.    The provisions of this Article 11 shall survive the Closing.

ARTICLE XII
INTENTIONALLY DELETED

ARTICLE XIII
REPRESENTATIONS AND WARRANTIES

13.1    Seller’s Warranties and Representations.    The matters set forth in this Section 13.1 constitute representations and warranties by Seller which are now and shall, in all material respects, at the Closing be true and correct. As used in this Section 13.1, the phrase “to the extent of Seller’s actual knowledge” or “actually known to Seller” shall mean the actual knowledge of David C. Gorst. There shall be no duty imposed or implied to investigate, inspect, or audit any such matters, and there shall be no personal liability on the part of such individual.

13.1.1    Power and Authority.    Overseas is duly formed, validly existing and in good standing under the Laws of the State of Delaware and Copley is duly formed, validly existing and in good standing under the Laws of the State of Delaware and each has the requisite power and authority to carry on its business in the Commonwealth of Massachusetts as it is now being conducted. This Agreement constitutes the legal, valid and binding obligation of Seller and is enforceable in accordance with its terms and Seller has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Each of the persons signing this Agreement on behalf of Seller is authorized to do so.

13.1.2    No Conflict With Agreements.    The execution, delivery and performance of this Agreement, in accordance with its terms, does not violate any terms, conditions or provision of (i) Seller’s by-laws or articles of incorporation/organization, (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which Seller is subject, or (iii) to the extent that such agreement does not relate to the Property, any agreement to which Seller is a party, nor shall such execution, delivery, performance or compliance constitute a material default thereunder.

13.1.3    Consents.    Seller has obtained all non-Property related required consents, covenants, releases and permissions and has given all required notifications and has complied with all applicable non-Property related Legal Requirements of any kind or nature in order to perform its covenants and obligations herein and to accomplish the transactions provided herein or in any of the documents required to be delivered pursuant hereto.

13.1.4    Contravention.    Seller is not prohibited from consummating the transactions contemplated by this Agreement or from executing or delivering this Agreement by any Law, or any non-Property related agreement to which Seller is a party or by which it is bound.

13.1.5    Non-Foreign Person.    Each Seller is a “United States Person” within the meaning of Section 1445(f)(3) and 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

13.1.6    LLC Taxes.    To Seller’s knowledge, the LLC has filed all tax returns which are required to be filed by it and has paid or made provisions for the payment of all taxes due on or before the date hereof. To Seller’s knowledge, no taxing authority has asserted any deficiency with respect to any such return, nor, to Seller’s knowledge, has the LLC been notified as to any claim for taxes which have not been paid, nor, to Seller’s knowledge, has the LLC been the subject of or notified of any governmental audit proceeding with respect to the payment of taxes which remains outstanding. To Seller’s knowledge, no waiver or extension is in effect, or has been requested, with respect to the filing of any tax return or the payment of any tax by the LLC other than the extension in effect with respect to the filing of LLC’s 2001 tax returns. All references in this Section 13.1.6 to any tax, tax return, or taxing authority, shall mean all federal and state income taxes. Purchaser and Seller agree that Seller at the expense of the LLC (to be paid 66.67% by Seller and 33.33% by Purchaser) shall prepare and timely file (i) the final income tax returns of the LLC for the period commencing on January 1, 2002 and ending on the Closing Date and which are required to be filed solely by reason of a termination of the taxable year of the LLC (the “Final Return”) and (ii) all extensions of the time for filing any Final Return. The Final Return shall, in any event, be filed by Seller no later than October 31, 2002. Notwithstanding the foregoing, Seller shall deliver, not less than 30 days prior to the date for the filing thereof, a copy of Seller’s proposed Final Return, together with copies of all work papers, analyses and memoranda relating thereto, to Purchaser for Purchaser’s review, comment and approval at Purchaser’s expense, and the Final Return shall not be filed by Seller unless and until Purchaser has consented thereto. Failure by Purchaser to respond to Seller’s request for approval within twenty (20) days after receipt thereof shall be deemed to be an approval of the Final Return. In addition to the foregoing, Purchaser shall have the sole right to make, or cause Seller to make on behalf of LLC a 754 election in the Final Return if one has not been made by the LLC.

13.1.7    Pending Actions.    To Seller’s knowledge, There are no pending actions, suits, arbitration, claims, proceedings at law or in equity or other matters affecting Seller which would have a materially adverse affect on the LLC, Seller or Seller’s ability to consummate the transactions contemplated by this Agreement and, to Seller’s knowledge, Seller has not received and, to Seller’s actual knowledge, the LLC or the Manager have not received any written notices of any such threatened or contemplated actions, suits, arbitration, claims or proceedings at law or in equity.

13.1.8    Seller LLC Interest.    Each of Seller’s LLC Interest is free and clear of all liens, encumbrances, liabilities, claims, rights, agreements, covenants and restrictions of any kind or character, including, but not limited to, any security interest or any restriction on sale or assignment or granting of any option, right or agreement for the purchase or acquisition of the same or any interest in the same.

13.1.9    Preferred Returns.    There are no outstanding default loans, accrued preferred returns or internal rate of return look-backs contained in the LLC Agreement or otherwise and/or affecting the LLC or Seller’s interest therein or the amount of the Purchase Price payable to Seller hereunder.

13.1.10    LLC Defaults.    Except as described on Exhibit D attached hereto (the “Alleged Defaults”), to Seller’s knowledge, neither party constituting Seller has made any claim of default against the other, against Urban under the LLC Agreement or against Urban Retail under the Copley Place management agreement, and no event or circumstances has occurred which, with the passage of time, the giving of notice or both, could constitute a default by the other, by Urban under the LLC Agreement or by Urban Retail under the Copley Place management agreement. As of the date hereof Seller (i) agrees to take no further action with respect to the Alleged Defaults and (ii) acknowledges that, to Seller’s actual knowledge, no event or circumstances has occurred which, with the passage of time, the giving of notice or both, could constitute a default by Urban Retail Properties Co. (“Urban Retail”) under or with respect to the Copley Place management agreement, and agrees not to make any other claims or raise any other defaults against Purchaser, Urban Retail or any of their respective Affiliates under or with respect to the Copley Place management agreement or the LLC Agreement or otherwise with respect to management matters based upon any action or event that occurred, arose or accrued prior to the date hereof. On the Closing Date, Seller shall automatically be deemed to have waived the Alleged Defaults and shall take all actions necessary to dismiss, with prejudice, that certain civil action 02-2912 filed against Urban Retail Properties Co. in the Superior court of the Commonwealth of Massachusetts on July 2, 2002, and all other actions, if any, against Purchaser or any of its affiliates with respect to Copley Place.

13.1.11    Transfer of all of Seller’s Interest.    After giving effect to the closing of the transactions contemplated hereby, Seller shall have transferred to Purchaser any and all interest owned by Seller, directly or indirectly, in the Property and, Seller shall no longer own, directly or indirectly, any property and/or interest in the development commonly known as Copley Place.

13.1.12    Bankruptcy Search Results.    Seller is not, directly or indirectly, related to, controlled by or under common control with (or has an interest in) Overseas Capital Corporation d/b/a American’s Harvest Restaurant and Lounge and/or Overseas Capital Corp. d/b/a America’s Harvest Restaurant and Lounge and none of such entities has an interest in Seller. In addition, none of bankruptcy petitions (i) numbered 92-42089 by Overseas Capital Corporation d/b/a American’s Harvest Restaurant and Lounge, as debtor, (ii) numbered 93-17611 by Overseas Capital Corporation d/b/a American’s Harvest Restaurant and Lounge, as debtor and/or (iii) numbered 93-2034 by Overseas Capital Corp. d/b/a America’s Harvest Restaurant and Lounge are in any way related to or effect Seller.

13.2    Purchaser’s Warranties and Representations.    The matters set forth in this Section 13.2 constitute representations and warranties by Purchaser which are now and shall, at the Closing, be true and correct.

13.2.1    Power and Authority.    Purchaser is a limited partnership, duly organized and validly existing and in good standing under the Laws of the State of Delaware. This Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable in accordance with its terms; Purchaser has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

13.2.2    Execution and Delivery.    The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder are not and will not violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or the United States of America or the Commonwealth of Massachusetts or any political subdivision of either of the foregoing, to the extent any of the foregoing have jurisdiction over the Purchaser or the Property, or any decision or ruling of any arbitrator to which Purchaser is a party or by which Purchaser or the Property is bound or affected, such that Purchaser’s performance hereunder would be materially and adversely impacted on account of such violation.

13.2.3    Independent Investigation.    The consummation of this transaction shall constitute Purchaser’s acknowledgment that it has independently inspected and investigated Seller’s LLC Interest and the Property and has made and entered into this Agreement based upon such inspection and investigation and its own examination of the condition of the Property and the representations and warranties of Seller set forth herein.

13.3    No Other Warranties and Representations.    Except as specifically set forth in this Agreement, neither Seller nor Purchaser has made or authorized anyone to make, any warranty or representation as to any written materials delivered to Purchaser, the present or future physical condition, development potential, zoning, building or land use law or compliance therewith (including, without limitation, the Americans with Disabilities Act), operation, income generated by, or any other matter or thing affecting or relating to the LLC, the Property or any matter or thing pertaining to this Agreement. Purchaser expressly acknowledges that, except as specifically set forth in this Agreement, (i) it is relying on its own knowledge and due diligence with respect to the Property and all matters related thereto, (ii) at the time of Closing the Property will be in an “as-is/where-is” condition, and (iii) no warranty or representation as to the present or future physical condition of the Property or any other matter pertaining to this Agreement has been made and that Purchaser is not relying on any warranty or representation, express or implied, whatsoever.

ARTICLE XIV
INTENTIONALLY DELETED

ARTICLE XV
INTENTIONALLY DELETED

ARTICLE XVI
NOTICES

All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly delivered upon the receipt by facsimile transmission as evidenced by receipt transmission report, or upon the delivery by overnight express delivery service or by hand or three (3) business days after mailing by certified mail postage prepaid, return receipt requested, addressed as follows:

If to Purchaser, to:

Simon Property Group, L.P.
National City Center
P. O. Box 7033
Indianapolis, IN 46207
Attention: James M. Barkley
Phone: (317) 263-7083
Fax: (317) 685-7377

with a copy to:

Willkie Farr & Gallagher
787 Seventh Avenue
New York, New York 10019
Attention: Steven D. Klein
Phone: 212-728-8221
Fax: 212-728-8111

If to Seller, to:

Overseas Capital Co.
2050 Marconi Drive, Suite 300
Alpharetta, Georgia 30005
Attention: David C. Gorst
Phone: (770) 777-8344
Fax: (770) 777-8346

and

Copley Place Corp., Inc.
2050 Marconi Drive, Suite 300
Alpharetta, Georgia 30005
Attention: David C. Gorst
Phone: (770) 777-8344
Fax: (770) 777-8346

with a copy to:

Overseas Partners Ltd.
Cumberland House
One Victoria Street
Hamilton HM 11
Bermuda
Attention: Mark R. Bridges
Phone: (441) 298-2421
Fax: (441) 292-9142

and:

Hill & Barlow, a Professional Corporation
One International Place
Boston, Massachusetts 02110-2600
Attention: Elliot M. Surkin, Esq.
Phone: (617) 428-3399
Fax: (617) 428-3500

or to such other address or to such other person as any party shall designate to the others for such purpose in the manner hereinabove set forth.

ARTICLE XVII
GENERAL PROVISIONS

17.1    Captions.    Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any of the terms hereof.

17.2    Exhibits.    All Exhibits referred to herein and attached hereto are a part hereof.

17.3    Entire Agreement.    This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

17.4    Modification.    No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

17.5    Attorneys’ Fees.    Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys’ fees and all costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees and the cost of any bonds, whether taxable or not, and such reimbursement shall be included in any judgment, decree or final order issued in that proceeding. The “prevailing party” means the party in whose favor a judgment, decree or final order is rendered. This provision shall survive Closing.

17.6    Governing Law.    This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

17.7    Time of Essence.    Time is of the essence to this Agreement and to all dates and time periods set forth herein.

17.8    Survival of Warranties.    Except as otherwise specifically set forth in this Agreement, (i) the warranties and representations contained in Sections 13.1.1 through 13.1.5, 13.1.6, 13.1.8, 13.1.9, 13.1.11, 13.12 and 13.2 shall survive for a period of three (3) years after the Closing and (ii) the warranties and representations contained in Section 13.1.7 and 13.1.10 shall survive the Closing and the payment of the Purchase Price for a period of three (3) months after the Closing, except to the extent that Purchaser or Seller, as the case may be, shall have commenced, on or before such three (3) month anniversary, a legal proceeding based on the breach thereof as of the date of the Closing. The maximum total liability for which Seller shall be responsible with respect to the representations and warranties contained in Sections 13.1.6, 13.1.7 and 13.1.10 only shall not exceed Seventy-Five Thousand and 00/100 Dollars ($75,000.00) in the aggregate. Unless otherwise expressly herein stated to survive, all other representations, covenants, conditions and agreements contained herein shall merge into and be superseded by the various documents executed and delivered at the Closing and shall not survive the Closing.

17.9    Assignment by Purchaser.    Purchaser may not assign its rights under this Agreement except (i) to an Affiliate (as herein defined), (ii) to the LLC or (iii) to any Person in order to effectuate the transactions contemplated hereby in a manner reasonably acceptable to Purchaser, provided, that no such assignment shall release Purchaser from, or affect Purchaser’s liability for, any of its covenants, undertakings, warranties and representations under this Agreement, whether before or after Closing. Without intending to be released of its obligations hereunder, Purchaser hereby notifies Seller of its intent to assign its rights under this Agreement to its Affiliates, SPG Copley Place Associates, LLC, a Delaware limited liability company, and Simon Copley Place, Inc., a Delaware corporation. Purchaser agrees to deliver written notice to Seller prior to any assignment of its rights under this Agreement.

17.10    Intentionally Omitted.

17.11    Severability.    If any term, covenant, condition, provision or agreement herein contained is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, provision or agreement is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, provision or agreement herein contained.

17.12    Successors and Assigns.    All terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns.

17.13    Interpretation.    Seller and Purchaser acknowledge each to the other that both they and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or Exhibits hereto.

17.14    Counterparts.    This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed original; such counterparts shall together constitute but one agreement. Faxed signature pages shall have the same legal effect as an original signature page.

17.15    Recordation.    This Agreement may not be recorded and any attempt to do so shall be of no effect whatsoever.

17.16    Intentionally Omitted.

17.17    WAIVER OF JURY TRIAL.    THE PARTIES HERETO HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR THE OTHER AGREEMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR THE OTHER AGREEMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE PARTIES HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY. THIS SECTION SHALL SURVIVE CLOSING OR TERMINATION OF THIS AGREEMENT.

17.18    Further Assurances.    Seller and Purchaser each agree to do such further acts and things and to execute and deliver such additional agreements and instruments as the other may reasonably require to consummate, evidence or confirm the sale or any other agreement contained herein in the manner contemplated hereby. The provisions of this Section 17.18 shall survive the Closing.

17.19    Non-Waiver of Rights.    No failure or delay of either party in the exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof.

17.20    Confidentiality.    Seller and Purchaser shall maintain the confidentiality of this sale and purchase and shall not, except as required by law or governmental regulation applicable to Seller or Purchaser, disclose the terms of this Agreement or of such sale and purchase to any third parties whomsoever other than (i) the principals of GS and L & B Realty Advisors, Inc., (ii) any prospective purchaser of Purchaser’s interest in all or any portion of the Property, (iii) such other persons whose assistance or consent is required in carrying out the terms of this Agreement including, without limitation, any partners of Purchaser and (iv) only to the extent required thereby, Rating Agencies. Except as required by law, neither Seller nor Purchaser shall at any time issue a press release or otherwise communicate with media representatives regarding this sale and purchase unless such release or communication has received the prior approval of the other party hereto. Purchaser agrees that all documents and information regarding the Property or the LLC of whatsoever nature made available to it by Seller or Seller’s agents and the results of all tests and studies of the Property (collectively, the “Proprietary Information”) are confidential and Purchaser shall not disclose any Proprietary Information to any other person except those assisting it with the analysis of the Property and any partners of Purchaser, and only after procuring such person’s agreement to abide by these confidentiality restrictions. This Section 17.20 shall survive the Closing or termination of the Agreement.

17.21    Certain Definitions.    The following terms used but not otherwise defined herein shall have the following meanings:

“Affiliate” as used with respect to Seller or any other Person (other than Purchaser), shall mean any Person controlled, controlled by or under common control with Seller. The term “control” and the correlative terms controlled, controlled by and under common control with shall mean the power to direct the management and policies of such Person.

“Affiliate” as used with respect to Purchaser, shall mean any Person or entity directly or indirectly controlling, controlled by or under common control with Purchaser.

“business day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are permitted or required to be closed in the Commonwealth of Massachusetts.

“Closing Date” shall mean the date on which the Closing occurs as provided in Section 8.1.

“Governmental Authority” means any agency, bureau, commission, court, department, official political subdivision, tribunal or other instrumentality of any government whether federal, state, local, domestic or foreign.

“Leases” shall mean any lease, subleases or occupancy agreements affecting the Property

“Laws” shall mean any applicable law, rule, regulation (including, without limitation, the Americans with Disabilities Act) or municipal ordinances, orders or requirements that have been noted in or issued by any federal, state or municipal department with competent jurisdiction.

“Person” shall mean an association, corporation, stock company, estate, general partnership (including any Registered Limited Liability Partnership or Foreign Limited Liability Partnership), limited association, limited liability company, foreign limited liability company, joint venture, limited partnership, natural person, real estate investment trust, business trust or other trust, custodian, nominee or other individual in its own or any representative capacity. In addition, the term means the heirs, executors, administrators, legal representatives, successors and assigns of that “Person” where the context so permits.

“Tenant” shall mean any tenant pursuant to a Lease.

[Signature pages follow.]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

SELLERS:

OVERSEAS CAPITAL CO.

By:	/S/ MARK R BRIDGES
Name: Mark R. Bridges Title: Director

By:	/S/ DAVID C. GORST
Name: David C. Gorst Title: Vice President, Real Estate

COPLEY PLACE CORP., INC.

By:	/S/ MARK R. BRIDGES
Name: Mark R. Bridges Title: Director

By:	/S/ DAVID C. GORST
Name: David C. Gorst Title: Vice President, Real Estate

[Signatures continued on next page.]

PURCHASER:

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc. its general partner

By:	/S/ RICHARD S. SOKOLOV
Name: Richard S. Sokolov Title: President

AGREEMENT

AMONG

OVERSEAS CAPITAL CO.
and
COPLEY PLACE CORP., INC.
(COLLECTIVELY, SELLER)

AND

SIMON PROPERTY GROUP, L.P.
(PURCHASER)

TABLE OF CONTENTS

Section	Page
ARTICLE I
RECITALS
1.1 The LLC	1
1.2 Real Property and Personal Property	1
1.3 Seller’s LLC Interest	1
1.4 Purchaser’s LLC Interest	2
1.5 Purchase and Sale	2

ARTICLE II
PURCHASE AND SALE/ PURCHASE PRICE
2.1 Purchase Price	2
2.2 No Unintended Assumption of Liabilities	2

ARTICLE III
INTENTIONALLY OMITTED

ARTICLE IV
INTENTIONALLY OMITTED

ARTICLE V
PURCHASER’S DELIVERIES TO SELLER
5.1 Deliveries	3
5.1.1 Purchase Price	3
5.1.2 Assignment of Seller’s LLC Interest	3
5.1.3 Organizational Documents, Etc.	3
5.1.4 Required Items	3
5.1.5 Opinion	3

ARTICLE VI
SELLER’S DELIVERIES TO PURCHASER
6.1 Delivery of Instruments and Documents	3
6.1.1 Assignment of Seller’s LLC Interest	3
6.1.2 Organizational Documents, Etc.	4
6.1.3 Closing Certificate	4

6.1.4 Opinion	4
6.1.5 Property Specific Documents	4
6.1.6 Required Items	4

ARTICLE VII
BROKERS AND ADVISORS
7.1 Brokers and Advisors	4
ARTICLE VIII
THE CLOSING
8.1 Date and Manner of Closing	5

ARTICLE IX
PRORATION, FEES, COSTS AND ADJUSTMENTS
9.1 Prorations	5
9.1.1 Leasing Costs	6
9.1.2 Net Equity Adjustment	6
9.1.3 Rent	6
9.1.4 Closing Statement	7
9.2 Seller’s Closing Costs	7
9.3 Purchaser’s Closing Costs	8
9.4 Treatment of Transaction for Tax Purposes	8

ARTICLE X
INTENTIONALLY OMITTED

ARTICLE XI
INDEMNITY
11.1 Indemnification by Seller	8
11.2 Indemnification by Purchaser	9
11.3 Procedure for obtaining Indemnification	9
11.4 Survival	10

ARTICLE XII
INTENTIONALLY DELETED

ARTICLE XIII
REPRESENTATIONS AND WARRANTIES
13.1 Seller’s Warranties and Representations	10
13.1.1 Power and Authority	10
13.1.2 No Conflict With Agreements	10
13.1.3 Consents	10
13.1.4 Contravention	10
13.1.5 Non-Foreign Person	11
13.1.6 LLC Taxes	11
13.1.7 Pending Actions	11
13.1.8 Seller LLC Interest	11
13.1.9 Preferred Returns	11
13.1.10 LLC Defaults	12
13.1.11 Transfer of all of Seller’s Interest	12
13.1.12 Bankruptcy Search Results	12
13.2 Purchaser’s Warranties and Representations	12
13.2.1 Power and Authority	13
13.2.2 Execution and Delivery	13
13.2.3 Independent Investigation	13
13.3 No Other Warranties and Representations	13

ARTICLE XIV
INTENTIONALLY DELETED

ARTICLE XV
INTENTIONALLY DELETED

ARTICLE XVI
NOTICES

ARTICLE XVII
GENERAL PROVISIONS
17.1 Captions	15
17.2 Exhibits	15
17.3 Entire Agreement	15
17.4 Modification	16

17.5 Attorneys’ Fees	16
17.6 Governing Law	16
17.7 Time of Essence	16
17.8 Survival of Warranties	16
17.9 Assignment by Purchaser	16
17.10 Intentionally Omitted	17
17.11 Severability	17
17.12 Successors and Assigns	17
17.13 Interpretation	17
17.14 Counterparts	17
17.15 Recordation	17
17.16 Intentionally Omitted	17
17.17 WAIVER OF JURY TRIAL	17
17.18 Further Assurances	18
17.19 Non-Waiver of Rights	18
17.20 Confidentiality	18
17.21 Certain Definitions	18

EXHIBITS

EXHIBIT	A Assignment and Assumption of Limited Liability Company Interest
EXHIBIT	B Assignment and Assumption of Management Agreements
EXHIBIT	C Prorations Statement
EXHIBIT	D LLC Defaults

EXHIBIT A

Assignment And Assumption Of Limited Liability Company Interest

ASSIGNMENT AND ASSUMPTION OF LIMITED LIABILITY COMPANY INTEREST

This Assignment and Assumption of Limited Liability Company Interest, dated as of July 19, 2002 (this “Assignment”), is entered into by and among Overseas Capital Co., a Delaware corporation, having an address at 2050 Marconi Drive, Suite 31, Alpharetta, Georgia 30005 (“Overseas”) and Copley Place Corp., Inc., a Delaware corporation, having an address at 2050 Marconi Drive, Suite 31, Alpharetta, Georgia 30005, (“Copley”, collectively with Overseas, hereinafter referred to as “Assignor”), as assignor, and SPG Copley Associates, LLC, a Delaware limited liability company (“SPG Copley”), having an address at National City Center, P.O. Box 7033, Indianapolis, Indiana 46207 and Simon Copley Place, Inc., a Delaware corporation (“Simon Copley”, collectively with SPG Copley, “Assignee”), having an address at National City Center, P.O. Box 7033, Indianapolis, Indiana 46207, as assignee.

RECITALS:

A.    Overseas holds a 65 2/3% managing member interest (the “Overseas Interest”) in Copley Place Associates, LLC, a limited liability company (the “Company”) organized under the laws of the State of Delaware and existing pursuant to the Second Amended and Restated Limited Liability Company Agreement of Copley Place Associates, LLC dated July 30, 1997 (as amended by that certain First Amendment to Second Amended and Restated Limited Liability Company Agreement dated August 1, 1997, the “LLC Agreement”);

B.    Copley holds a 1% member interest (the “Copley Interest”, together with the Overseas Interest, the “Interest”) in the Company;

C.    Pursuant to that certain Agreement, dated as of July 19, 2002 (the “Agreement”) by and among Overseas, Copley and each Assignee (by assignment from Simon Property Group, L.P.), Overseas will assign, transfer and convey all of its right, title and interest in and to the Company, including, without limitation, the Overseas Interest, to SPG Copley, Copley will assign, transfer and convey all of its right, title and interest in and to the Company, including, without limitation, the Copley Interest, to Simon Copley and each Assignee will assume each Assignor’s right, title and interest in and to the Company being so assigned, including, without limitation, the Overseas Interest and the Copley Interest, respectively; and

D.    Capitalized terms used but not defined in this Assignment shall have the meanings ascribed thereto in the Agreement.

NOW, THEREFORE, the undersigned hereby agree as follows:

1.
Assignment and Assumption.    Overseas hereby assigns, transfers and conveys all of its’ interest in the Company, including, without limitation, the Overseas Interest, and all of its right in its capital account in the Company, to SPG Copley and SPG Copley hereby accepts and assumes all of Overseas’ interest in the Company, including, without limitation, the Overseas Interest, and will be bound by and hereby accepts and adopts all of the terms, provisions and conditions of the LLC Agreement as the managing member from and after the date of this

Assignment. Copley hereby assigns, transfers and conveys all of its’ interest in the Company, including, without limitation, the Copley Interest, and all of its right in its capital account in the Company, to Simon Copley and Simon Copley hereby accepts and assumes all of Copley’s interest in the Company, including, without limitation, the Copley Interest, and will be bound by and hereby accepts and adopts all of the terms, provisions and conditions of the LLC Agreement as the member from and after the date of this Assignment.

2.
Admission.    Each of the signatories hereto acknowledges and agrees that contemporaneously with the assignment described in paragraph 1 above, each Assignee shall be admitted to the Company as the managing member and member, as applicable.

3.
Withdrawal.    Immediately following the admission of each Assignee to the Company in respect of its Interest, each Assignor hereby withdraws from the Company as a managing member and/or member, as a applicable.

4.
Continuation of the Company.    The parties hereto agree that the assignment of the Interests, the admission of each Assignee to the Company and the withdrawal of each Assignor from the Company shall not dissolve the Company, and that the business of the Company shall continue.

5.	Binding Effect. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective permitted successors and assigns.

6.	Execution in Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

7.	Governing Law. This Assignment shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Massachusetts.

8.
Estoppel and Release.    Each of Urban Shopping Centers, L.P. and each Assignor hereby agrees with each other as follows: (a) there are no pending claims against the other under the LLC Agreement, (b) to its knowledge, there are no defaults by the other under the LLC Agreement and (c) each member of the Company is hereby released by the other from any and all claims and liabilities except for those matters which, by the express terms of the LLC Agreement, survive a transfer of an interest in the Company by a member.

9.
Reciprocal Indemnity.    (a) Assignor agrees to indemnify, hold harmless and defend Assignee from and against any loss, liabilities, costs or expenses suffered or incurred by Assignee or any of its Affiliates in respect of that certain Guaranty Agreement, dated as of July 30, 1997 (the “Recourse Carve-Out Guaranty”), entered into by Overseas Partners Capital Corp. in favor of Metropolitan Life Insurance Company with respect to the loan secured by a mortgage on the Property, in each case, only to the extent the same (a) resulted from any act or

2

omission of Assignor or its Affiliates and (b) arose or accrued prior to the Closing Date.

(b) Assignee agrees to indemnify, hold harmless and defend Assignor from and against any loss, liabilities, costs or expenses suffered or incurred by Assignor or any of its Affiliates in respect of the Recourse Carve-Out Guaranty, in each case, only to the extent the same arises and accrues from and after the Closing Date.

10.
Counterparts.    This Assignment may be executed in any number of counterparts, each of which so executed shall be deemed original; such counterparts shall together constitute but one assignment. Faxed signature pages shall have the same legal effect as an original signature page.

[The remainder of this page is intentionally left blank.]

3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first above written.

ASSIGNOR:

OVERSEAS CAPITAL CO.

By:	/s/ MARK R. BRIDGES
Name: Mark R. Bridges
Title: Director

By:	/s/ DAVID C. GORST
Name: David C. Gorst
Title: Vice-President, Real Estate

COPLEY PLACE CORP., INC.

By:	/s/ MARK R. BRIDGES
Name: Mark R. Bridges
Title: Director

By:	/s/ DAVID C. GORST
Name: David C. Gorst
Title: Vice-President, Real Estate

ASSIGNEE:

SPG COPLEY ASSOCIATES, LLC

By:	Simon Property Group, L.P., its sole member
By:	Simon Property Group, Inc., its general partner

By:	/s/ RICHARD S. SOKOLOV
Name: Richard S. Sokolov
Title: President

SIMON COPLEY PLACE, INC.

By:	/s/ Richard S. Sokolov
Name: Richard S. Sokolov
Title: President

4

Urban Shopping Centers, L.P., as a member of the Company, hereby executes this Assignment for the purpose of (i) consenting to the transaction set forth herein, the admission of Assignee to the Company, and the withdrawal of each Assignor from the Company, and (ii) agreeing to the provisions of Paragraph 8 hereof.

URBAN SHOPPING CENTERS, L.P.

By:	Urban Shopping Centers, Inc., its general partner

By:	/s/ RICHARD S. SOKOLOV
Name: Richard S. Sokolov
Title: President

5

EXHIBIT B

Assignment And Assumption Of Management Agreements

ASSIGNMENT AND ASSUMPTION OF MANAGEMENT AGREEMENTS

1.    For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Overseas Management, Inc. (“Assignor”) hereby irrevocably assigns, transfers and sets over to Simon Management Associates, LLC, a Delaware limited liability Company (“Assignee”) all of Assignor’s right, title and interest in and to:

(i)
(a) that certain Management Agreement dated January 23, 1997 between Copley Place Associates, LLC and Assignor, (b) that certain First Amendment to Management Agreement dated May 1, 1998, (c) that certain Letter Agreement dated November 28, 2001 among Assignor, Copley Place Associates, LLC, Copley Place Corp., Inc., Urban Retail Properties Co. and Overseas Partners Capital Corp. (the “Letter Agreement”) and (d) any and all other modifications, amendments, extensions or supplements thereto ((a) through (d) collectively, the “Management Agreement”);

(ii)
(a) that certain Agreement for Purchase of Consulting and Other Services dated January 23, 1997 between Assignor and Urban Retail Properties Co., (b) the Letter Agreement and (c) any and all modifications, amendments, extensions or supplements thereto ((a) through (c) collectively, the “Consulting Agreement”);

(iii)
(a) that certain Parking Management Agreement dated May 1, 1998 between Standard Parking Corporation and Assignor and (b) any and all modifications, amendments, extensions or supplements thereto ((a) and (b) collectively, the “Parking Management Agreement”); and

(iv)
(a) that certain Agreement for Purchase of Consulting and Other Services with respect to the Parking Management Agreement dated May 1, 1998 between Assignor and Urban Retail Properties Co. and (b) any and all modifications, amendments, extensions or supplements thereto ((a) and (b) collectively, the “Parking Consulting Agreement”, the Management Agreement, Consulting Agreement, Parking Management Agreement and Parking Consulting Agreement collectively, the “Agreements”).

2.    Assignee hereby assumes all of Assignor’s obligations in connection with the Agreements arising or first becoming due and payable after the date hereof and hereby being assigned by Assignor.

3.    Assignor hereby represents and warrants only that it has not previously transferred or encumbered any of the Agreements assigned hereby or any of the rights thereunder. Assignor makes no other representation or warranty in connection with this Assignment except as set forth in the Agreement dated as of July 19, 2002 by and among Overseas Capital Co. and Copley Place Corp., Inc., as seller, and SPG Copley Associates, LLC and Simon Copley Place, Inc. (by assignment from Simon Property Group, L.P.), as buyer, and, except for the foregoing, this Assignment is made without recourse to Assignor.

4.    Each of Copley Place Associates, LLC, Urban Retail Properties Co. and Assignor hereby agrees with each other as follows: (i) there are no pending claims against the other with respect to the Agreements to which it is a party or by which it is bound, (ii) to its knowledge, there are no defaults by the other under the Agreements to which it is a party or by which it is bound and (iii) each is hereby released by the other from any and all claims and liabilities except for (a) the adjustment of fees with respect to the foregoing Agreements to which it is a party or by which it is bound and (b) those matters which, by the express terms of the Agreement to which it is a party or by which it is bound, survive an assignment thereof.

5.    All terms of this Assignment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns.

6.    No modification, waiver, amendment, discharge or change of this Assignment shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

7.    This Assignment shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

8.    This Assignment may be executed in any number of counterparts, each of which so executed shall be deemed original; such counterparts shall together constitute but one assignment. Faxed signature pages shall have the same legal effect as an original signature page.

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IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment as of this 19th day of July, 2002.

ASSIGNOR:

OVERSEAS MANAGEMENT, INC.

By:	/s/ MARK R. BRIDGES
Name: Mark R. Bridges Title: Director

By:	/s/ DAVID C. GORST
Name: David C. Gorst Title: Vice-President, Real Estate

ASSIGNEE:

SIMON MANAGEMENT ASSOCIATES, LLC

By:	/s/ RICHARD S. SOKOLOV
Name: Richard S. Sokolov Title: President

Copley Place Associates, LLC and Urban Retail Properties Co. each hereby executes this Assignment for the purpose of agreeing to the provisions of Paragraph 4 hereof.

COPLEY PLACE ASSOCIATES, LLC By: Overseas Capital Co.

By:	/s/ MARK R. BRIDGES
Name: Mark R. Bridges Title: Director

By:	/s/ DAVID C. GORST
Name: David C. Gorst Title: Vice-President, Real Estate

URBAN RETAIL PROPERTIES CO.

By:	/s/ RICHARD S. SOKOLOV
Name: Richard S. Sokolov Title: Authorized Signatory

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EXHIBIT C

Prorations Statement

EXHIBIT D

LLC Defaults

As set forth in the letter dated January 30, 2002 from Overseas Capital Co. to Urban Retail Properties Co. requesting certification of the Number of Adjusted Shares owned by the JMB Group and evidence of such ownership.

As set forth in the letter dated April 25, 2002 from Overseas Management, Inc. to Urban Retail Properties Co. regarding the termination of Urban Retail Properties Co. pursuant to Section 2.2.4 of the Agreement for Purchase of Consulting and Other Services dated 1/23/97.

As set forth in that certain action filed in the Superior Court of the Commonwealth of Massachusetts on July 2, 2002.